SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-28887

Date of Report: September 4, 2012

CARBONICS CAPITAL corporation
(Exact name of registrant as specified in its charter)

Delaware	22-3328734
(State of other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

100 Overlook Center, 2nd Floor	08540
(Address of principal executive offices)	(Zip Code)

(609) 498-7029
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 29, 2012 Carbonics Capital Corporation, a Delaware corporation (“Carbonics”) issued to YA Global Investments, L.P., a Cayman Islands limited partnership (“YA Global”) a Secured Convertible Debenture dated August 29, 2012 in the principal amount of $25,000 (the “Debenture CICS-13”). Debenture CICS-13 bears interest at the rate of 9% per annum, payable at maturity. The maturity date for payment of Debenture CICS-13 is December 31, 2013. The holder of Debenture CICS-13 is entitled to convert the principal and accrued interest on the debenture into common stock of Carbonics (the “Common Stock”) at a conversion rate equal to the lesser of (a) $0.003, or (b) 90% of the lowest daily volume-weighted average price of the Common Stock during the 10 consecutive trading days immediately preceding the conversion date or other date of determination, subject to adjustment as provided for in the debenture. The shares of Common Stock into which Debenture CICS-13 may be converted will not be registered for resale and shall be subject to the rights and restrictions of Rule 144.

In addition, on August 29, 2012, Carbonics also entered into an agreement with YA Global, dated August 29, 2012 (the “Debenture Purchase Agreement Amendment”), pursuant to which the parties amended the terms of that certain agreement dated December 6, 2011 between Carbonics and YA Global which provided for, among other things, the issuance of a number of Series C Convertible Debentures, including a third Series C Convertible Debenture in the face amount of $475,000 referred to therein as the “Third Funding (the “Debenture Purchase Agreement”). The Debenture Purchase Agreement Amendment modified the Third Funding so that the $475,000 under the Third Funding would be funded in multiple tranches as follows: (i) the first of tranche of $25,000 funded on August 13, 2012; (ii) the second tranche of $25,000 funded on the date of the Debenture Purchase Agreement Amendment; (iii) the third tranche of $50,000 to be funded on or about September 7, 2012; and (iv) the remaining $375,000 to be funded in one or more further tranches as may be agreed to between the parties.

The foregoing descriptions of Debenture CICS-13 and the Debenture Purchase Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents filed as Exhibits 10.1 and 10.2 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Secured Convertible Debenture dated August 29, 2012 in the principal amount of $25,000, with YA Global Investments L.P. as the “Holder” thereunder and Carbonics Capital Corporation as the “Company” thereunder.

10.2	Agreement dated as of August 29, 2012 entered into by and between Carbonics Capital Corporation and YA Global Investments L.P. amending the Debenture Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 4, 2012	CARBONICS CAPITAL CORPORATION

By: /s/ Stephen J. Schoepfer____________
Stephen J. Schoepfer, Chief Executive Officer